As filed with the Securities and Exchange Commission on September 27, 1999
                                                  Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        ONTRACK DATA INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1521650
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               9023 COLUMBINE ROAD
                          EDEN PRAIRIE, MINNESOTA 55347
                                 (612) 937-1107
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                             ----------------------

                                MICHAEL W. ROGERS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        ONTRACK DATA INTERNATIONAL, INC.
                               9023 COLUMBINE ROAD
                          EDEN PRAIRIE, MINNESOTA 55347
                                 (612) 937-1107
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                            MARTIN R. ROSENBAUM, ESQ.
                           LINDQUIST & VENNUM P.L.L.P.
                                 4200 IDS CENTER
                               80 SOUTH 8TH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                            TELEPHONE: (612) 371-3211

                             ----------------------

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| Registration No._________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: |_|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                                     Proposed
 Title of each class of                           Proposed            maximum
    securities to be         Amount to be     maximum offering       aggregate           Amount of
       registered             registered     price per share(1)    offering price    registration fee
-----------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share                  215,345            $5.0785           $1,093,630          $304
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c). The price and fee are based upon the average of the high and low sales prices of the registrant's common stock on September 22, 1999, as reported on The Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 1999


                                   PROSPECTUS


                        ONTRACK DATA INTERNATIONAL, INC.

                                215,345 SHARES OF
                                  COMMON STOCK


     ONTRACK Data International, Inc. issued 215,345 shares of its common stock to five individuals when Ontrack acquired Mijenix Corporation in July 1999. Ontrack agreed to register the shares for resale. The selling shareholders agreed not to sell or transfer the shares until January 15, 2000. This prospectus offers the shares for resale after the restriction on resale expires.

     Ontrack will pay all expenses of the offering, except that the selling shareholders will pay any underwriting discounts and commissions the shareholders incur. Ontrack's common stock is quoted on The Nasdaq National Market under the symbol "ONDI." On September 22, 1999, the last reported sale price of Ontrack common stock on The Nasdaq National Market was $5.00.

     FOR INFORMATION CONCERNING RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED IN THIS PROSPECTUS, SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     The selling shareholders have informed Ontrack that, when they can sell the shares, they intend to sell the shares in one or more transactions on The Nasdaq National Market at market prices at the time of the sale, or otherwise as described in this prospectus. The selling shareholders have also informed Ontrack that they have made no arrangement with any brokerage firm in advance for the sale of the shares. See "Plan of Distribution."

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SHARES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------


                                __________, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY............................................................ 1
RISK FACTORS.................................................................. 4
USE OF PROCEEDS............................................................... 6
SELLING SHAREHOLDERS.......................................................... 6
PLAN OF DISTRIBUTION.......................................................... 7
LEGAL MATTERS................................................................. 8
EXPERTS....................................................................... 8
WHERE YOU CAN FIND MORE INFORMATION
  AND INCORPORATION BY REFERENCE.............................................. 8

                               PROSPECTUS SUMMARY

         BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS AND SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE, BEFORE YOU DECIDE TO PURCHASE OUR STOCK.

         As used in this prospectus, "we," "Ontrack," "Company," "us" and "our" refer to ONTRACK Data International, Inc. and our subsidiaries, unless the context requires otherwise. The term "Mijenix" refers to Mijenix Corporation, a subsidiary of the Company, unless the context requires otherwise.

                                   THE COMPANY

         Ontrack, a world leader in data recovery, provides a wide range of computer services and software products that enable users to maintain constant access to their critical data and permit fast recovery from system failure.

         Our principal business is data recovery. We can recover lost or corrupted data from nearly all operating systems and types of storage devices, using hundreds of proprietary tools and techniques. We perform data recoveries for Fortune 500 corporations, governmental agencies, educational and financial institutions, small businesses and individuals. We can perform remote data recovery via a modem in many cases. In other cases, customers ship disk drives or other storage media to us for data recovery. We also offer a do-it-yourself data recovery software product and other data access and protection software. We believe we are the only company in the world offering this complete range of data recovery products and services. Ontrack also offers services in related areas such as computer evidence services for both civil and criminal cases.

         We also offer proactive solutions to help prevent system failures and enable users to maintain access to data. We will develop or acquire technology that lets us offer a comprehensive single source for client and laptop data access and recovery:

* We acquired Mijenix Corporation in July 1999. This was our biggest acquisition to date and lets us offer proactive software tools and diagnostics to help our customers avoid system failure. Mijenix has developed several award-winning software products that enhance the use of Windows-based personal computer systems, including ZipMagic 98 and FreeSpace compression tools, the PowerDesk Utilities 98 file manager and Fix-It Utilities 99, a general purpose utility for Windows 95, 98 and NT operating systems. Mijenix also recently released a software update management tool called EasyUpdate. Mijenix had $4 million in revenues in 1998.

* We acquired the TIRAMISU(TM) product line in December 1998 from the German company Plug'n Play Computerberatung GbR. TIRAMISU(TM) is a do-it-yourself data recovery software product. We sell TIRAMISU(TM) primarily over the Internet. TIRAMISU(TM) is effective in cases where the lost data is relatively easy to recover and does not require the expertise of a data recovery engineer. We are expanding promotion of the software and integrating the product line into our wide array of data recovery solutions.

* In July 1999, we signed a worldwide product licencing agreement with Connected Corporation. Connected is a leader in data backup and recovery software and services for personal computers. Many of these products and services are Internet-based. Ontrack will license Connected's award-winning network backup and online backup solutions. We will sell these solutions through our direct and Internet sales channels. We will private-label an Ontrack product with the "Powered by Connected" tag line for added validity and recognition.

         We also continue to market DISK MANAGER(R), our first software product. DISK MANAGER(R) is a hard disk drive installation and partitioning utility for personal computers. The product facilitates the process of installing replacement or upgrade hard disk drives on personal computers. It also optimizes storage capacity on hard disk drives. We generally sell DISK MANAGER(R) through hard disk drive manufacturers on an original equipment manufacturer (OEM) basis.

         Our main office is in Minneapolis, Minnesota. We also have offices in Los Angeles, Washington, D.C., New York, London, England, Stuttgart, Germany, and Paris, France. Each office has stand-alone data recovery capabilities, except for the Paris office, which is strictly a sales office. We also offer data recovery, data conversion and consulting services in Japan through a licensing arrangement with a division of a major Japanese company. Mijenix also maintains its office in Boulder, Colorado.

         Ontrack was incorporated in 1985 under the laws of the State of Minnesota. Our main office is located at 9023 Columbine Drive, Eden Prairie, Minnesota 55347, and our telephone number is (612) 937-1107.

                                  THE OFFERING

Common stock offered by selling shareholders...................   215,345 shares

Common Stock outstanding after offering (1).................... 9,944,064 shares

Nasdaq symbol..................................................             ONDI

------------------------

(1) Excludes up to 1,543,728 shares of Common Stock issuable under the Company's stock option plans, of which options covering 1,535,950 shares were outstanding as of September 23, 1999.


                           FORWARD-LOOKING STATEMENTS

         The information we have provided in this prospectus, and in our public documents to which we refer, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include information about possible or assumed future results of operations and are subject to risks and uncertainties. Also, when we use the words "believe," "expect," "intend," "anticipate" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results and performance, including the risks described under "Risk Factors" on page 4. This could cause our actual results or performance to differ significantly from those we express in our forward-looking statements. You should consider these risks, and carefully review the risk factors described in this prospectus, before you purchase shares of our common stock.

                                  RISK FACTORS

         IF YOU ARE CONSIDERING A PURCHASE OF OUR COMMON STOCK OFFERED BY THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU SHOULD ESPECIALLY CONSIDER THE FOLLOWING RISK FACTORS:

         WE MAY NOT ACHIEVE THE DESIRED RESULTS FROM OUR ACQUISITIONS AND OTHER PROJECTS. We have started to diversify our business in order to increase our revenues. We purchased the TIRAMISU(TM) software product line in December 1998, and we acquired Mijenix Corporation in July 1999. We also entered into a licensing agreement with Connected Corporation in July 1999 to allow us to offer Connected network backup and online backup solutions to our customers. These changes in our business are all fairly new, and we can't be certain how successful any of the changes will be. To make the Mijenix acquisition succeed, we must successfully integrate the business of Mijenix into our existing business. We have not completed a significant acquisition before, and we may not be able to integrate Mijenix's business successfully. Mijenix's products are sold through retail software channels, and the revenues from these sales may fluctuate. Also, the retail software business is unpredictable, and product returns can affect net revenues significantly. Our new product offerings from Connected also represent a new business area for us. Online back-up is new technology, and there is no guarantee that customers will accept it.

         We may make other acquisitions and participate in joint ventures and other projects in the future, and we will continue to develop new products and services. These acquisitions and other projects may not yield the desired growth in revenues and earnings.

         DEVELOPMENTS IN TECHNOLOGY MAY REDUCE THE NEED FOR OUR SERVICES. Other businesses are making major investments in development of automatic data backup systems, improved data storage technology and other data protection techniques. These businesses are constantly making new developments in these areas. Future developments in computer technology may reduce the demand for our data recovery services, and this factor may reduce our service revenues.

         OUR MARKETING APPROACHES MAY NOT BE SUCCESSFUL. We are expanding and changing our marketing efforts to achieve growth in data recovery revenues. We continue to develop and support our Web site, and we hope to develop further products to serve the needs of a range of potential customers visiting the Web site. We also have dedicated resources to obtain referral relationships with other computer service companies, among other strategies. These strategies have been slower to increase our revenues than we expected, and there is no guarantee that our marketing strategies will have a greater impact in the future.

         INTENSE COMPETITION WILL CONTINUE. In recent years, competition for our data recovery services has increased sharply, especially at the lower end of the data recovery market. New competitors who seek to offer data recovery services can start their business and penetrate the market relatively quickly and cheaply. The Internet offers these new competitors increased access to potential customers. This increased competition may continue in the future, and this could restrict future revenue growth or reduce revenues.

         Mijenix sells software products that enhance the use of personal computer systems. These products must compete with products offered by much larger companies such as Network Associates, Inc. and Symantec Corporation. These competitors have greater economic resources and name recognition than Ontrack or Mijenix, and there is no guarantee that Mijenix products will compete successfully in the future.

         WE MUST ADAPT OUR PRODUCTS AND SERVICES TO TECHNOLOGICAL CHANGE. In the computer industry there are rapid technological changes and frequent introductions of new and enhanced products. Customer demands are continually changing, and industry standards are constantly evolving. To stay competitive, we must constantly adapt our data recovery techniques to adapt to this technological change. We must also develop enhancements and upgrades to our software products. There is no guarantee that we will make these changes successfully. If we fail to do so, we may be unable to compete and our sales will suffer.

         WE DEPEND ON OUR TECHNICAL PERSONNEL. Our success depends on our ability to hire and train qualified technical personnel. We depend on our software developers and data recovery engineers for our continued success in the data recovery business and the commercial software business. Competition for these personnel in the computer industry is intense. If we cannot hire and retain qualified personnel, this may restrict our future growth.

                                 USE OF PROCEEDS

         The Shares will be offered solely by the selling shareholders, who will receive all of the proceeds from the sale of the Shares offered with this prospectus. We will not receive any of the proceeds from the sale of the Shares.


                              SELLING SHAREHOLDERS

         The selling shareholders, who were formerly the majority shareholder and some of the option holders of Mijenix, acquired the Shares from Ontrack in a private transaction on July 15, 1999 as part of the purchase price for the acquisition of Mijenix. The following table provides information about the beneficial ownership of Ontrack common stock by the selling shareholders as of the date of this prospectus, and as adjusted to reflect the possible sale of the shares under this prospectus.

                                    Number of         Maximum     Shares to be
                               Shares Beneficially   Number of    Beneficially
                                   Owned Prior       Shares to     Owned After
        Name                       to Offering        be Sold    The Offering(1)
        ----                   -------------------   ---------   ---------------

Jennifer Kronenberg (2).........     163,414          163,414            0

Alex Eckelberry.................      32,683           32,683            0

Pierre Michel Kronenberg (2)....       3,995            3,995            0

Derek Zahn .....................      10,895           10,895            0

Francis Salmon..................       4,358            4,358            0
                                     -------          -------          ---

        Total...................     215,345          215,345            0
                                     =======          =======          ===

------------------------
(1)      Assumes the sale of all the shares offered by this prospectus.
(2) Jennifer Kronenberg and Pierre Michel Kronenberg are married. Each disclaims beneficial ownership of the shares held by the other.

         In the table above, the share ownership information includes shares held in an escrow account to satisfy indemnification obligations to Ontrack, if any, under the stock purchase agreement for the purchase of Mijenix. The following numbers of shares are held in the escrow account: Ms. Kronenberg, 20,521 shares; Mr. Eckelberry, 4,026 shares; Mr. Kronenberg, 492 shares; Mr. Zahn, 1,342 shares; Mr. Salmon, 537 shares; total, 26,918 shares. The table does not include additional shares of Ontrack stock that may be issued to these shareholders as contingent consideration, depending on the revenues of Mijenix for the period from July 15, 1999 through December 31, 1999.

                              PLAN OF DISTRIBUTION

         The selling shareholders have informed Ontrack that the common stock may be sold or distributed from time to time by the selling shareholders, or by pledgees, donees or transferees of, or other successors in interest to the selling shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

         The shares may be sold by one or more of the following:

* ordinary brokerage transactions and transactions in which the broker solicits purchasers.
* purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
* transactions involving cross or block trades or otherwise on the Nasdaq National Market;
* "at the market" to or through market makers or into an existing market for the shares;
* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
* through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or
*        any combination of the foregoing.

         In addition, the selling shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the broker-dealers to deliver common stock, which may be resold thereafter pursuant to this prospectus. The selling shareholders or their successors in interest may also pledge the common stock in connection with hedging transactions or other transactions.

         The selling shareholders have informed Ontrack that, as of the date of this prospectus, the selling shareholders have made no arrangement with any broker for the sale of the shares. Underwriters, brokers or dealers may participate in such transactions as agents and may receive brokerage commissions in that capacity from the selling shareholders or purchasers of the shares (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). These underwriters, brokers or dealers may also purchase shares and resell these shares for their own account as described above. The selling shareholders and the underwriters, brokers or dealers may be considered underwriters as that term is defined by the Securities Act of 1933. However, the selling shareholders disclaim any status as underwriters. Any commissions, discounts or profits received by underwriters, brokers or dealers in the foregoing transactions described above may be considered underwriting discounts and commissions under the Securities Act of 1933.

                                  LEGAL MATTERS

         Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota will give its opinion about the validity of the issuance of the common stock offered under this prospectus.


                                     EXPERTS

         The consolidated financial statements of Ontrack as of December 31, 1998 and for the year then ended, incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

         The financial statements as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION
                         AND INCORPORATION BY REFERENCE

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

         We "incorporate by reference" into this prospectus the information we file with the SEC (File No. 000-21375), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that the selling shareholders sell all the securities offered by this prospectus:

         *        Annual Report on Form 10-K for the year ended December 31,
                  1998;

         * Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;
         *        Current Report on Form 8-K filed July 27, 1999; and
         * The description of our common stock in our Form 8-A registration statement filed on September 17, 1996, which incorporated the material under "Description of Capital Stock" in our registration statement on Form SB-2 filed on August 21, 1996 (Registration No. 333-05470C), including any amendment or report filed for the purpose of updating such description.

Our Common Stock is quoted on The Nasdaq National Market, and some of our reports, proxy materials and other information may also be available for inspection at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this prospectus and prior to the termination of the offering of securities contemplated hereby shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus is part of a registration statement on Form S-3 which we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its web site on the Internet. These documents (other than exhibits to the documents, unless the exhibits are specifically incorporated by reference to the documents) are also available, without charge, to any person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, to ONTRACK Data International, Inc., 9023 Columbine Drive, Eden Prairie, Minnesota 55347,
Attention: Investor Relations, or by telephone at (612) 937-1107. You may also contact us via our Internet web site at http://www.ontrack.com.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              SEC registration fee................................ $   304
              Accounting fees and expenses........................   2,500
              Legal fees and expenses.............................   7,500
              Miscellaneous.......................................     696
                                                                   -------

                    Total......................................... $11,000
                                                                   -------

         Except for the SEC fee, all of the foregoing expenses have been estimated.

ITEM 15.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Ontrack Restated and Amended Bylaws provide for the indemnification of its directors, officers, employees, and agents, in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.     EXHIBITS

 2.1 Stock Purchase Agreement dated as of July 7, 1999 by and among the registrant, Mijenix Corporation and Jennifer Kronenberg

 5.1         Opinion of Lindquist & Vennum P.L.L.P.

23.1         Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1).

23.2         Consent of Grant Thornton LLP.

23.3         Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on the signature page to this registration statement).

ITEM 17.     UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on September 27, 1999.

                                       ONTRACK DATA INTERNATIONAL, INC.


                                       By: /s/ Michael W. Rogers
                                           -------------------------------------
                                           Michael W. Rogers
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of ONTRACK Data International, Inc., do hereby constitute and appoint Michael W. Rogers and Thomas P. Skiba, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on the 27th day of September, 1999, by the following persons in the capacities indicated.

Signature                      Title
---------                      -----


/s/Michael W. Rogers           Chairman of the Board and Chief Executive Officer
--------------------------     (principal executive officer)
Michael W. Rogers

/s/Thomas P. Skiba             Vice President and Chief Financial Officer
--------------------------     (principal financial and accounting officer)
Thomas P. Skiba

/s/Lee B. Lewis                President and Chief Operating Officer, Director
--------------------------
Lee B. Lewis

/s/Gary S. Stevens             Senior Vice President, Engineering, Director
--------------------------
Gary S. Stevens

/s/John E. Pence               Director
--------------------------
John E. Pence

/s/Robert M. White, Ph.D.      Director
--------------------------
Robert M. White, Ph.D.

/s/Roger D. Shober             Director
--------------------------
Roger D. Shober